UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2019

Pacific Coast Oil Trust

(Exact name of registrant as specified in its charter)

Delaware	1-35532	80-6216242
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation )	File Number)	Identification No.)

The Bank of New York Mellon Trust Company, N.A. 601 Travis, Floor 16 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 236-6555

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units of Beneficial Interest	ROYT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 8.01  Other Events.

As previously disclosed in the Quarterly Report on Form 10-Q of Pacific Coast Oil Trust (the “Trust”) filed on August 1, 2019, on May 16, 2019, Pacific Coast Energy Holdings LLC (“PCEH”), the sole member of the general partner of Pacific Coast Energy Company LP (“PCEC”), the sponsor of the Trust, entered into a merger agreement with Newbridge Resources, LLC (“Newbridge”), a Texas limited liability company, and NBR Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”), pursuant to which Newbridge would acquire all of the equity interests in PCEH pursuant to a merger of Merger Sub with and into PCEH. The acquisition closed on September 3, 2019. As the sole member of PCEH following the acquisition, Newbridge now controls the management and operations of PCEC through its ability to appoint the members of the Board of Representatives of PCEH, which manages the general partner of PCEC. PCEC will continue to operate the oil and gas properties in which the Trust owns interests, and the current agreements governing PCEC’s relationship with the Trust will remain in place.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Coast Oil Trust

	By:	The Bank of New York Mellon Trust Company, N.A., as Trustee

Date: September 3, 2019	By:	/s/ Sarah Newell
Sarah Newell
Vice President